UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2012

SYMMETRY MEDICAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-116038	35-1996126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3724 N State Road 15, Warsaw, Indiana 46582

(Address of Principal executive offices, including Zip Code)

(574) 268-2252

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 12, 2012, the Board of Directors of Symmetry Medical Inc., a Delaware corporation (the “Company”), adopted Amendment No. 3 (the “Amendment”) to the Company’s Amended and Restated 2004 Equity Incentive Plan (the “2004 Plan”). Pursuant to the terms of the 2004 Plan, the Amendment does not require stockholder approval and therefore is effective immediately. The Amendment modifies the 2004 Plan to clarify that awards outstanding under the 2004 Plan may not be re-priced by the Company without stockholder approval.

Amendment No. 2 to the Amended and Restated 2004 Equity Incentive Plan was previously approved by the Board of Directors, subject to stockholder approval (“Amendment No. 2”). A summary description of the terms of Amendment No. 2 is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 20, 2012. A copy of Amendment No. 2 was attached as Exhibit A to the definitive proxy statement.

Amendment No. 2 will be presented to the Company’s stockholders for their approval at the annual meeting to be held on April 27, 2012.

The description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.69 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.69	Amendment No. 3 to Amended and Restated 2004 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symmetry Medical Inc.

/s/ Fred L. Hite
Date: April 12, 2012	Name:	Fred L. Hite
	Title:	Chief Financial Officer

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